                                                                    EXHIBIT 10.7


                                      LEASE


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation
                                  (as Landlord)


                                       and


                               EXACTIS.COM. INC.,
                             a Delaware corporation
                                   (as Tenant)

                                      LEASE


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation
                                  (as Landlord)

                                       and

                    EXACTIS.COM, INC., a Delaware corporation
                                   (as Tenant)


   Paragraph                                                               Page
   ---------                                                               ----
1.   PREMISES ...............................................................  1

2.   TERM ...................................................................  1

3.   RENT ...................................................................  1

4.   COMPLETION OR REMODELING OF THE PREMISES ...............................  1

5.   OPERATING EXPENSES .....................................................  2

6.   SERVICES ...............................................................  8

7.   QUIET ENJOYMENT ........................................................ 10

8.   DEPOSIT ................................................................ 10

9.   CHARACTER OF OCCUPANCY ................................................. 10

10.  MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD ....................... 11

11.  ALTERATIONS AND REPAIRS BY TENANT ...................................... 11

12.  MECHANICS' LIENS ....................................................... 13

13.  SUBLETTING AND ASSIGNMENT .............................................. 13

14.  DAMAGE TO PROPERTY ..................................................... 15

15.  INDEMNITY TO LANDLORD .................................................. 15

16.  SURRENDER AND NOTICE ................................................... 16

17.  INSURANCE, CASUALTY, AND RESTORATION OF PREMISES ....................... 16

18.  CONDEMNATION ........................................................... 17

19.  DEFAULT BY TENANT ...................................................... 17

20.  DEFAULT BY LANDLORD .................................................... 20

21.  SUBORDINATION AND ATTORNMENT ........................................... 21

22.  REMOVAL OF TENANT'S PROPERTY ........................................... 21

23.  HOLDING OVER: TENANCY MONTH-TO-MONTH ................................... 21

24.  PAYMENTS AFTER TERMINATION ............................................. 22

25.  STATEMENT OF PERFORMANCE ............................................... 22

26.  MISCELLANEOUS .......................................................... 22

27.  AUTHORITIES FOR ACTION AND NOTICE ...................................... 24

28.  RULES AND REGULATIONS .................................................. 24

29.  PARKING ................................................................ 24

30.  SUBSTITUTE PREMISES .................................................... 25

31.  BROKERAGE .............................................................. 25

32.  ERISA .................................................................. 25

33.  TIME OF ESSENCE ........................................................ 26


                            EXHIBITS/ATTACHMENTS LIST
                            -------------------------
                    Exhibit A   Floor Plan
                    Exhibit B   Legal Description
                    Exhibit C   Commencement Certificate
                    Exhibit D   Rules and Regulations
                    Exhibit E   Letter of Credit
                    Exhibit F   Work Letter
                    Exhibit G   Tank License
                    Exhibit H   Expansion Space

                              OFFICE BUILDING LEASE


         THIS LEASE is made this 19th day of January, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and EXACTIS.COM, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H :

         1. PREMISES. In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the premises located on the 4th and 5th floors of the Building, known as Suite 500 comprised of approximately 46,418 rentable square feet (hereinafter referred to as the "Premises"), as depicted on the plat hereto attached as Exhibit A, and being a part of the building known as Johns Manville Plaza, located at 717 17th Street, Denver, Colorado (the "Building"), together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, or other areas on the real property (described more particularly on Exhibit B "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building. The Building, Real Property, plazas, common areas, other areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex."

         2. TERM. The term of the Lease shall commence at 12:01 a.m. on the 1st day of March, 2000 (subject to the terms of the Work Letter), and shall terminate at 12:00 midnight on the 28th day of February, 2010, (said ten-year term is referred to herein as the "Primary Lease Term").

         3. RENT. Tenant shall pay the annual rental for the Primary Lease Term in the monthly amounts of:

            Period                         Monthly Base Rent
            ------                         -----------------
March 1, 2000-February 28, 2001            $77,363.33
March 1, 2001-February 28, 2002            $81,231.50
March 1, 2002-February 29, 2004            $88,967.83
March 1, 2004-February 28, 2006            $96,704.17
March 1, 2006-February 29, 2008            $104,440.50
March 1, 2008-February 28, 2010            $112,176.83

(the "Base Rent"), commencing March 1, 2000, and continuing on the first day of each month thereafter during the term hereof. All rents shall be paid in advance, without notice, set off, abatement, or diminution, at the office of Landlord in Denver, Colorado, or at such place as Landlord from time to time designates in writing. Tenant shall prepay the first three month's Base Rent upon the execution hereof, which shall be credited against such amount as of the date that Tenant's rental obligations commence. Notwithstanding anything to the contrary stated herein, Tenant shall have the right to occupy for purposes of installing and operating a computer facility in a portion of the Premises designated as Tenant's computer room, consisting of approximately ________ rentable square feet on the 5th floor (the "Computer Room"), commencing on the date that is seven (7) days following completion of the Tenant Finish Work in the Computer Room. Tenant's occupancy of the Computer Room prior to the commencement of the Primary Lease Term shall be subject to all terms of the Lease, including payment of the monthly Base Rent calculated on the basis of an annual rate of $20.00 per rentable square foot. Except for the foregoing, Tenant shall not be obligated for payment of Rent during the time Tenant occupies the Premises prior to the Commencement Date for construction of the Tenant Finish Work (as defined in the Work Letter).

     4. COMPLETION OR REMODELING OF THE PREMISES.

            A. Provisions regarding any remodeling of or tenant finish work to be completed in the Premises, if any, shall be set forth in a work letter attached to this Lease as an exhibit (the "Work Letter"). Except as set forth in the Work Letter or elsewhere in this Lease, Landlord shall have no obligations for the completion or remodeling of the Premises, and Tenant shall accept the Premises in their "as is" condition on the date the Primary Lease Term commences. If Landlord is delayed in delivering the Premises to Tenant then the obligation for the payment of rent and the commencement of the Primary Lease Term hereof shall be postponed until Landlord delivers the Premises to Tenant whereupon all of the covenants, conditions, and agreements cOntained herein shall be in full force and effect. The postponement of Tenant's obligation to pay rent and other sums hereunder shall be in full settlement of all claims which Tenant may otherwise have by reason of such delay of delivery.

            B. If the commencement of the Primary Lease Term is delayed pursuant to subparagraph A above or any provision of the Work Letter, and such commencement date would otherwise occur on other than the first day of the month, the commencement date of the Primary Lease Term shall be further delayed until the first day of the following month and Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month. In the event said commencement date is so delayed, the expiration of the term hereof shall be extended so that the Primary Lease Term will continue for the full period set forth in Paragraph 2 hereof. As soon as the Primary Lease Term commences, Landlord and Tenant shall execute a commencement certificate in the form attached hereto as Exhibit C, which may be requested by either party, setting forth the exact date on which the Primary Lease Term commenced and the expiration date of the Primary Lease Term.

            C. Except. as provided in the Work Letter attached hereto, taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant and acknowledgment of satisfactory completion of any fix-up or remodeling, as the case may be, which Landlord has agreed in writing to perform.

         5. OPERATING EXPENSES.

            A. Definitions. In addition to terms hereinabove defined, the following terms shall have the following meanings with respect to the provisions of this Lease:

               (1) "Base Operating Expenses" shall mean an amount equal to the Operating Expenses (as hereinafter defined) for the calendar year 2000, as determined by Landlord following the end of such year, in accordance with this Paragraph 5. It is understood and acknowledged by Tenant that Landlord has not made any representation or given Tenant any assurances that the Base Operating Expenses will equal any specified amounts (any estimate provided by Landlord being deemed non-binding estimates only).

               (2) "Landlord's Accountants" shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, all of which books and records shall be certified to by an appropriate representative of Landlord.

               (3) "Building Standard" means the level of tenant finish improvements or the level of Building services, as the context may require, customarily offered from time to time by Landlord to all tenants of the Building.

               (4) "Rentable Area" shall mean 672,343 rentable square feet. If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to building design, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord's Accountants shall make such adjustments in the computations as shall be necessary to provide for any such change.

               (5) "Tenant's Pro Rata Share" shall mean, subject to the limitations hereinafter set forth, a fraction, the numerator of which is the rentable square feet comprising the Premises and the denominator of which is the Rentable Area. In the event Tenant, at any time during the Primary Lease Term, or any extensions thereof, leases additional space in the Building, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

               (6) "Operating Expense Year" shall mean each calendar year during the term of this Lease, except that the first Operating Expense Year shall begin on the date the Primary Lease Term commences and end on December 31 of such year and the last Operating Expense Year shall begin on January 1 of the year in which this Lease expires or is terminated and end on the date of such expiration or termination. In the case of an Operating Expense Year of less than twelve
(12) months, Operating Expenses for such year shall be prorated.

               (7) "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex as determined by Landlord's Accountants. Operating Expenses shall include, but not be limited to:

               (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and, provided, further, that in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as the "Taxes"). "Assessment" shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid and shall include any applicable interest on such installments (if such interest is actually paid by Landlord);

               (b) Costs of supplies for maintenance of the Building, including, but not limited to, the cost of relamping and replacing ballasts in all Building Standard tenant lighting as the same may be required from time to time;

               (c) Costs incurred in connection with obtaining and providing energy for the Building Complex, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

               (d) Costs of water and sanitary and storm drainage services;

               (e) Costs of janitorial and security services and systems;

               (f) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts, carpet replacement and painting in Common Areas; and repairs and replacements of equipment used in connection with such maintenance and repair work;

               (g) Costs of maintenance and replacement of landscaping;

               (h) Insurance premiums, including fire and all-risk or multi-peril coverage, together with loss of rent endorsement, if applicable; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates); public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee [as defined in Paragraph 20 hereof] or as Landlord may reasonably determine);

               (i) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

               (j) Professional building management fees of no more than 2.5% of gross collections of Rent, costs and expenses, including costs of office space and storage space and leasing or amortized costs of acquisition of office furniture and equipment required by management for performance of its services as contemplated herein;

               (k) Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

               (l) The costs of capital improvements and structural repairs and replacements made in or to the Building Complex in order to conform to changes subsequent to the effective date of this Lease in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex or parts and supplies therein (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements that reduce Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's Accountants); provided that the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated reduction in Operating Expenses as a result thereof; and

               (m) Costs incurred by Landlord's Accountants in engaging experts or other consultants to assist them in making the computations required hereunder.

"Operating Expenses" shall not include:

               (1) Costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building;

               (2) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

               (3) Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

                (4) Costs of repairs or rebuilding necessitated by condemnation;

                (5) Interest, principal, points and fees on debt or amortization on any mortgage or mortgagees or any other debt instrument encumbering the Building;

                (6) Depreciation on the Building;


                (7) Any ground lease rental affecting all or a portion of the Building;

                (8) Costs incurred by Landlord for the repair of damage to the Building or as a result of Landlord's gross negligence or willful misconduct, to the extent that Landlord is reimbursed by a third party or insurance proceeds;

                (9) Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as provided in (5(A)(7)(1) above;

               (10) Expenses in connection with services or other benefits which are not offered to Tenant, or for which Tenant is charged directly but which are not provided to another tenant or occupant of the Building;

               (11) Costs incurred by Landlord due to the violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space in the Building;

               (12) Overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the cost of such services rendered at the same level of service for similar quality buildings in Denver, by unaffiliated third parties on a competitive basis;

               (13) Landlord's general corporate overhead and general administrative expenses;

               (14) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in parking garages for the Building;

               (15) All items and services for which Tenant or any other tenant of the Building reimburses Landlord (other than through the pass-through of Operating Expenses) and which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

               (16) Advertising and promotional expenditures, and costs of purchase and installation of signs in or on the Building (except for the Building directory) identifying the owner of the Building;

               (17) Electrical power costs for which any tenant directly contracts with the local public service company;

               (18) Labor or other costs incurred in connection with any operation of any restaurant or garage in the Building;

               (19) Tax penalties incurred as a result of Landlord's negligence or inability or unwillingness to make payments when due or legal fees in connection therewith or incurred contesting such penalties;

               (20) Any other expenses which, in accordance with customary industry practice, would not normally be treated as Operating Expenses by landlords of comparable similar institutional quality office buildings;

               (21) Any costs, fines or penalties incurred due to violations by Landlord of any government rule or authority;

               (22) Purchase price of sculpture, Paintings, or other objects of art placed in common areas of the Building; and

               (23) Wages, salaries, medical, surgical and general welfare benefits, pension payments, payroll taxes, workers' compensation costs or other compensation paid to or for any executive employees above the grade of building manager.

Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord's Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 5 as shall be reasonably necessary to achieve the intention of the parties hereto.

         B. If any increase occurs in Operating Expenses during any Operating Expense Year during the Primary Lease Term, or any extension thereof, including the first Operating Expense Year, in excess of the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of such increaSe. All amounts required to be paid by Tenant as a result of any such increase shall be paid within thirty (30) days following billing therefor by Landlord. In addition to the foregoing, it is agreed that, during each Operating Expense Year beginning with the first month of the second Operating Expense Year and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord's Accountants) of Tenant's Pro Rata Share of any projected increases in the Operating Expenses for the particular Operating Expense Year in excess of the Base Operating Expenses, with a final adjustment to be made between the parties at a later date for said Operating Expense Year. In computing the increase in the monthly rental payments. based upon Tenant`s Pro Rata Share of the estimated increase of Operating Expenses for any particular Operating Expense Year, Landlord's Accountants shall take into account any prior increases in the monthly rental payments attributable to Tenant's Pro Rata Share of previously estimated increases. If, during any Operating Expense Year, Landlord's projected increase in Operating Expenses for said year over the Base Operating Expenses is less than the projected increase for the previous Operating Expense Year on which Tenant's monthly rental payments for said year were based, the rental payments to be paid by Tenant for the new Operating Expense Year shall be decreased accordingly; provided, however, in no event will the rental to be paid by Tenant hereunder ever be less than the Base Rent.

      As soon as practicable following the end of each Operating Expense Year during the Primary Lease Term, or any extension thereof, including the first Operating Expense Year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant's Pro
Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses. Beginning with said statement for the second Operating Expense Year, it shall also set forth the difference, if any, between Tenant's actual Pro Rata Share of the increase in Operating Expenses for such Operating Expense Year just completed and the estimated amount of Tenant's Pro Rata Share of such increase on the basis of which Tenant's monthly rent was computed for such particular Operating Expense Year. Each such statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year over the Base
Operating Expenses and the corresponding increase or decrease in Tenant's monthly rent for such new Operating Expense Year above or below the rental paid by Tenant for the immediately preceding Operating Expense Year computed in accordance with the foregoing provisions. To the extent that Tenant's Pro Rata Share of the increase in Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid rent during the Operating Expense Year just completed, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord or receive a credit on the next months' rental owing hereunder, as the case may be. Until Tenant receives such statement, Tenant's monthly rent for the new Operating Expense Year shall continue to be paid at the rate paid for the particular Operating Expense Year just completed, but Tenant shall commence payment to Landlord of the monthly installments of rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the rent, as the case may be, on the date required for the first payment of rent, as adjusted, the difference, if any, between the monthly installments of rent so adjusted for the new Operating Expense Year and the monthly installments of rent actually paid during the new Operating Expense Year. In addition to the above, if, during any particular Operating Expense Year, there is a change in the information on which Landlord's Accountants based the estimate upon which Tenant is then making its estimated rental payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly rent then being paid by Tenant for the balance of the Operating Expense Year (but in no event shall any such decrease result in a reduction of the rent below the Base Rent), as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular Operating Expense Year pursuant to the prior estimate.

      Landlord's and Tenant's responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease.

      In the event the Rentable Area is not fully occupied during any particular Operating Expense Year (including the Year 2000), Landlord's Accountants may adjust those Operating Expenses which are affected by the occupancy rates for the particular Operating Expense Year, or portion thereof, as the case may be, to reflect an occupancy of ninety-five percent (95%) of all such Rentable Area.

         C. If Tenant shall dispute the amount of an adjustment submitted by Landlord's Accountants or the proposed estimated increase or decrease on the basis of which Tenant's rent is to be adjusted as provided in subparagraph B above, Tenant shall give Landlord written notice of such dispute within thirty
(30) days after Landlord's Accountants advise Tenant of such adjustment or proposed increase or decrease. If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which the parties shall submit such matter to an independent certified public accountant selected by Landlord and reasonably acceptable to Tenant, for a determination which shall be final, conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant in obtaining its own accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred in a judicial action), of more than four percent (4%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord's Accountants which is challenged, in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of rent determined by Landlord's Accountants until the adjustment has been determined to be incorrect as aforesaid. If it shall be determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant. Delay by Landlord or Landlord's Accountants in submitting any statement contemplated herein for any Operating Expense Year shall not affect the provisions of this Paragraph 5 or constitute a waiver of Landlord's rights as set forth herein for said Operating Expense Year or any subsequent Operating Expense Years during the Primary Lease Term and any extensions thereof.

         D. Notwithstanding anything to the contrary set forth herein, for the purposes of calculating Tenant's Pro Share of Operating Expenses. "Controlled Expenses" (as hereinafter defined) shall not exceed the "Maximum Controlled

Expenses" (as hereinafter defined). "Controlled Expenses" shall mean all Operating Expenses except those attributable to Taxes, costs of insurance, including, without limitation, liability insurance, casualty insurance and worker's compensation insurance, costs of utilities, and costs of compliance with any laws, rules or regulations as provided in Paragraph 5.A(7)(1). If Landlord is managing the Building itself the management fees included within Operating Expenses shall be a Controlled Expense. "Maximum Controlled Expenses" shall mean: (a) for calendar year 2000, the full amount of the actual expenses for Controlled Expenses as determined in accordance with the foregoing provisions: (b) for calendar year 2001 and each calendar year thereafter, the prior calendar year's Maximum Controlled Expenses multiplied by 1.05. The limitations described above shall be a limitation only on the calculation and passthrough to Tenant of Tenant's Pro Rata Share of Operating Expenses and such limitation shall not prohibit Landlord from spending amounts in excess of such limitations. Landlord may, in accordance with advice from its accountants and other professionals, reasonably contest any utility rate increases associated with the Building and/or tax assessments and to apply for all rebates to which it is entitled so long as it has knowledge thereof. The costs of all such contests and applications shall be included in Operating Expenses, however, any penalties or fines in connection with such amounts shall not be so included. To the extent any rebates or refunds are actually received by Landlord, they shall be applied to reduce the total Operating Expenses for the year in which such amounts are received. If any such amounts attributable to periods during the term hereof are received by Landlord following the expiration of the term hereof (according to its terms and not as a result of an Event of Default, as hereinafter defined), Landlord agrees to forward to Tenant any amounts to which Tenant is entitled as and when received notwithstanding the fact that this Lease has so expired, provided Tenant has given to Landlord a valid forwarding address.

      6. SERVICES.

         A. Subject to the provisions of subparagraph D below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building, agrees: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) to furnish to public areas of the Building Complex heated or cooled air (as applicable), electrical current, janitorial services, and maintenance to the extent Landlord deems necessary; (3) to furnish, during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises standard in the downtown Denver area, for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use; (4) to furnish, subject to availability and capacity of building systems, unfiltered treated cooling tower water for use in Tenants' packaged HVAC systems, provided that such systems are equipped with Landlord-approved strainers, pumping systems and controls, and that such systems are connected only after approval of Landlord's engineer; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times, except in the case of emergencies or repair); (6) to provide janitorial services for the Premises to the extent of the Building Standard tenant finish work items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until the Building Standard changes, such janitorial services shall be provided after Ordinary Business Hours on Monday through Thursday and Sunday only, except for Legal Holidays; and (7) to cause electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage, as hereinafter defined. "Tenant's Standard Electrical Usage", as used herein, shall mean and refer to weekly electrical consumption in an amount equal to multiplying three and one-half (3.5) watts/square foot by fifty-nine (59) hours and by then multiplying the product thereof by the number of rentable square feet in the Premises.
"Ordinary Business Hours" as used herein shall mean and refer to 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays," as used herein, shall mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States Government. Notwithstanding anything to the contrary stated herein, Tenant shall have access to the Building 24 hours a day, seven (7) days a week, subject to Landlord's standard security and access procedures.

         B. "Excess Usage" shall be defined as any usage of electricity (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for "Special Equipment"; or (4) for any requirement for standard HVAC services during other than Ordinary Business Hours. "Special Equipment", as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. Tenant shall reimburse Landlord for actual costs incurred by Landlord in providing services for Excess Usage, which costs are subject to change from time to time. Such reasonable costs will include Landlord's costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of Landlord's cost for providing such services will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent thereof. In addition to the foregoing, Tenant, at Tenant's option, upon such notice or at any time thereafter, may request Landlord, at Tenant's sole cost and expense, to install a check meter and/or flow meter to assist in determining the cost to Landlord of Tenant's Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant (such expense shall be reasonably allocated on a pro rata basis among all tenants requesting and utilizing such services during the respective periods), at Landlord's standard rate as established by it, from time to time, for such services. Charges for HVAC are currently $65 per hour and $15 per hour for fan circulation only however, such charges are subject to change. Not less than twenty-four (24) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than Building Standard lighting. The electricity for the Computer Room and for the coolers serving the Computer Room (which are to be installed on the roof pursuant to a separate Rooftop License Agreement with Landlord) shall be separately metered and Tenant shall pay for the actual costs of electricity as metered upon billing by agreement with Public Service Company of Colorado ("PSCO") from time to time. Electricity for standby or backup mode operation of desktop computers, facsimile machines and similar electronic devices (other than equipment in the Computer Room) outside Ordinary Business Hours shall not be considered Excess Usage.

         C. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent and such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ janitors, other than those employed by Landlord, to perform such additional services.

         D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules, or regulations, including regulations of any utility now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of rent; or operate to release Tenant from any of Tenant's obligations hereunder.

         E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein. Notwithstanding the foregoing: (i) in the event that Landlord is unable, for reasons within Landlord's reasonable control, to supply any of the Building's sanitary, electrical, heating, air conditioning, water, elevator, life safety or other essential systems serving the Premises (collectively, the "Essential Services"), and such inability of Landlord materially impairs Tenant's ability to carry on its business in the Premises for a period of five
(5) business days, the Base Rent and Additional Rent shall be abated commencing with the sixth (6th) business day of such material interference with Tenant's business, based upon the extent to which such inability to supply Essential Services materially impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until the Essential Services have been restored to such extent that the lack of any remaining services no longer materially impairs Tenant's ability to carry on its business in the Premises. Tenant shall not be entitled to such an abatement to the extent that Landlord's inability to supply Essential Services to Tenant is caused by Tenant, its employees, contractors, agents, licensees or invitees.


       7. QUIET ENJOYMENT. So long as Tenant is not in default under this Lease, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Premises, subject to the terms and provisions of the Lease.

       8. DEPOSIT. [SEE PARAGRAPH 2 OF RIDER TO LEASE]

       9. CHARACTER OF OCCUPANCY. Tenant covenants and agrees to occupy the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant. The term "Permitted Use" shall mean: general office use for administrative, clerical, and professional office purposes, including, customer support (the "Primary Use") and for activities ancillary thereto, such as computer facilities (the "Ancillary Uses"), provided that Ancillary Uses shall not be the primary use of the Leased Premises and any other uses that are approved by Landlord, which approval shall not be unreasonably withheld if such uses are consistent with first class general office building uses and so long as in keeping with Building's first-class quality and allowed under zoning applicable to the Building. Tenant shall be responsible for obtaining any approvals or Permits required for the Ancillary Uses under Applicable Laws and the Declaration. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, and regulations of the United States, the State of Colorado, or of the City and County of Denver ("Applicable Laws") now in effect, or which may hereafter be in effect, which shall impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant agrees that it will not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building any substance which may be deemed a hazardous substance or infectious waste under any state, local or federal rule, statute, law, regulation or ordinance as may be promulgated or amended from time to time. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Lessee's use and occupancy of the Premises. For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Landlord (subject to Landlord's right to include such cost in Operating Expenses).


10. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.


         A. Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Primary Lease Term, or any extension thereof, except: (i) such repairs to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building Standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building Complex; and (ii) upkeep, maintenance, and repairs to all Common Areas in the Building Complex so long as the need for any such repair is not the result of Tenant's negligence.

         B. Tenant covenants and agrees to permit Landlord at any time to enter the Premises after reasonable prior notice (except in the case of janitorial services or an emergency when no notice is required) to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building Complex or as may be required by governmental authorities through any code, rule, regulation, ordinance, and/or law. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in other portions of the Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building Complex and such public areas thereof as may be necessary, in Landlord's determination to complete such alterations or changes.

11. ALTERATIONS AND REPAIRS BY TENANT. [SEE RIDER]


         A. Tenant covenants and agrees not to make any Alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord pursuant to the Work Letter), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (all such alterations are referred to herein collectively as "Alterations") without in each such instance first obtaining the written consent of Landlord which consent shall not be unreasonably withheld so long as the Alteration does not adversely affect any base building systems or structural portions of the Building. No consent shall be required to the extent such Alterations are cosmetic in nature and cost less than $25,000.00 for each such Alteration; however, in any event, Landlord's consent shall be required for any electrical, telephone or telecommunications connections or installations outside the Premises. Landlord's consent to any Alterations by Tenant or Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities now in effect or which may hereafter be in effect. If expressly requested by Tenant at the time Landlord consents to any Alteration, Landlord shall inform Tenant as to whether Landlord will require Tenant to remove such alteration at the expiration or earlier termination of the Lease. Tenant, at its expense, shall pay all reasonable engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary, governmental permits and certificates required for any Alterations to which Landlord has consented and shall cause such alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord's insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subparagraph B below and any Alterations permitted by Landlord pursuant to the provisions hereof, including, but not limited to, any installations desired by Tenant for Tenant's telegraphic, telephonic or electrical connections, shall be done at Tenant's expense by Landlord's employees or, with Landlord's consent, by persons requested by Tenant and authorized in writing by Landlord; provided, however if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the reasonable costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee (as defined in Paragraph 20) as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without thirty (30) days' prior written notice to Landlord and such Mortgagee. Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

         B. Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties, as set forth in Paragraph 17 below, and except as otherwise set forth herein Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant's property or betterments in the Premises. Landlord hereby agrees that Tenant shall have the right, at its discretion, to hypothecate Tenant's trade fixtures, equipment and other personal property within the Premises as security for its obligation under any equipment lease or other financing arrangement related to the conduct of Tenant's business.

         C. All Alterations and permanent fixtures installed in the Premises (other than Tenant's Trade Fixtures (defined below) and personal property), including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building and modular furniture), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance, or injury at the end of the Primary Lease Term, or any extension thereof, whether by lapse of time or otherwise, unless Landlord by notice given to Tenant no later than fifteen (15) days prior to the end of the term or as provided in Paragraph 11.A above, shall elect to have Tenant remove all or any of the Alterations, and in such event, Tenant shall promptly remove at Tenant's expense the Alterations specified by Landlord and restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted. The term "Tenant's Trade Fixtures" shall mean, without limitation, all racking, uninterruptible power supplies (UPS) and other computer equipment, chillers and generators installed by Tenant.

12. MECHANICS' LIENS. Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease Term) of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanics' liens, and other liens on account of work done for Tenant or persons claiming under it, excluding any Tenant Finish Work performed by Landlord pursuant to the Work Letter. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within ten (10) days after notice from Landlord. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security (which may be in the form of a bond) of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default of the foregoing or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

13. SUBLETTING AND ASSIGNMENT. [SEE PARAGRAPH 3 OF RIDER TO LEASE]

         A. Tenant shall neither sublet any part of the Premises nor assign this Lease or any interest herein without the written consent of Landlord first being obtained, which consent, as to any subletting of less than twenty-five percent (25%) of the Premises, will not be unreasonably withheld provided that: (1) Tenant has complied with the provision of subparagraph D below and Landlord has declined to exercise its rights thereunder; (2) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant; (3) the proposed subtenant or assignee has a reputation and standing in the business community consistent with the image of tenants in a first-class office building and has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; (4) Tenant is not in default hereunder at the time it makes its request for such consent; (5) the proposed subtenant or assignee is not a governmental or quasi-governmental agency; (6) the proposed subtenant or assignee is not a tenant under, or is not currently negotiating, a lease with Landlord in the Building or in the building located at 633 Seventeenth Street owned by Landlord; (7) the rent under such sublease or assignment is not less than the rent to be paid by Tenant for such space under the Lease and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building; or (8) such subletting or assignment does not result in a violation or create a prohibited transaction under ERISA (as defined herein). Notwithstanding anything contained herein to the contrary, Tenant acknowledges that if the use of the Premises by any proposed subtenant or assignee would require compliance by Landlord and the Building with any current or future laws to a greater extent than that required prior to the proposed occupancy by such subtenant or assignee, Landlord, at its sole option, may refuse to grant such consent, unless, as an express condition thereof, Tenant and/or such assignee or subtenant bears the entire cost of such greater compliance.

         B. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after an Event of Default by Tenant, collect the rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as the Tenant hereof or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a partnership tenant shall constitute a prohibited assignment hereunder. Consent by Landlord to any one Assignment or sublease shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further Assignment or sublease. Notwithstanding the consent of Landlord to any sublease or Assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including, but not limited to the payment of all Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses. Landlord's consent to any requested sublease or Assignment shall not waive Landlord's right to refuse to consent to any other such request or to terminate this Lease if such request is made, all as provided herein. If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses for any monthly period, and reasonable leasing commissions, and the unamortized value of the tenant improvements paid for by Tenant in connection with such subletting or assignment. Tenant shall pay to Landlord on a monthly basis, as and when Tenant receives the same, 50% of such excess amounts received by Tenant.


         C. Notwithstanding anything contained in this Paragraph 13 to the contrary, in the event Tenant requests Landlord's consent to sublet twenty-five percent (25%) or more of the Premises or to assign twenty-five percent (25%) or more of its interest in this Lease for all or substantially all of the remainder of the Primary Lease Term (or the current Option Term, as applicable), Landlord shall have the right to (1) consent to such sublease or Assignment in its reasonable discretion; (2) refuse to grant such consent in Landlord's reasonable discretion; or (3) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after notice of Landlord's exercise of its right to terminate to withdraw Tenant's request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the effective date of the proposed Assignment or subletting and Landlord shall make alterations to the extent necessary to create demising walls separating the terminated space from the remainder of the Premises.

         D. Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party, in whole or in part, (herein "Assignment"), Tenant shall notify Landlord not less than sixty
(60) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease ("Tenant's Notice"). Tenant's Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease. Landlord shall have thirty (30) days following receipt of Tenants Notice to respond pursuant to Paragraph 13C above.

         E. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested sublease or Assignment and in reviewing and approving such documentation.

         F. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. If a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party's occupancy of the Premises. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term "Adequate Assurance" shall include at least the following:

               (1) In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have as demonstrated to Landlord's satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

               (2) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

14. DAMAGE TO PROPERTY. Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building Complex and/or Premises shall be at the sole risk of Tenant. Tenant shall obtain and maintain throughout the term of this Lease "all risk" or "multi-peril" insurance on and for the full cost of replacement of all of Tenant's property and betterments in the Premises, including, without limitation all furniture, fixtures, personal property and all tenant finish in excess of Building Standard items. Any proceeds from such insurance shall be payable to Tenant.

15. INDEMNITY TO LANDLORD.


         A. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building Complex or to any other person rightfully in said Building Complex for any purpose whatsoever, where the injuries are caused by the negligence, misconduct or breach of this Lease by the Tenant, Tenant's agent's, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or earlier expiration of this Lease.

         B. In addition to the above, Tenant shall obtain and maintain throughout the term of this Lease a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado with an AM Best rating of no less than A-, VII, with a single limit of not less than One Million Dollars (1,000,000.00). All such policies shall name Landlord as an additional insured. Each such policy shall provide that the same may not be canceled or modified without at least twenty (20) days' prior written notice to Landlord and any Mortgagee (as defined in Paragraph 20). Prior to occupancy of the Premises, and thereafter from time to time, Tenant shall deliver certificates evidencing that such insurance, as required under Paragraph 14 above and this Paragraph 15, is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

16. SURRENDER AND NOTICE. Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty or condemnation excepted unless due to the negligence of Tenant (and not covered by insurance), and Tenant shall remove all of its movable furniture and other effects and such Alterations, as Landlord may be entitled to require Tenant to remove pursuant to Paragraph 11 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

17. INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

         A. Landlord shall maintain casualty insurance on the shell and core of the Building, on the Premises to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building therein and in the Building Complex, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance for such period of time as Landlord deems appropriate, from time to time.

         B. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred eighty (180) day period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building) with all reasonable speed.

         C. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph B above exceeds one hundred eighty (180) days, then the provisions of subparagraph B shall control notwithstanding the fact that the Premises are not wholly untenantable.

         D. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that, within sixty (60) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

         E. Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees occurring out of the use and occupancy of the Premises for loss or damage to their respective real and/or personal property arising as a result of a casualty or condemnation contemplated by this Paragraph 17. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

         F. Provided that the casualty is not the fault of Tenant, Tenant's agents, servants, or employees, Tenant's rent shall abate during any such period of repair and restoration, but only to the extent of any recovery by Landlord under its rental insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

18. CONDEMNATION. If the entire Premises or substantially all of the Premises or any portion of the Building Complex which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph D of Paragraph 17 above. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken.

19. DEFAULT BY TENANT.


         A. Each one of the following events is herein referred to as an "Event of Default":

               (1) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due shall be deemed as default. Notwithstanding the foregoing, Tenant may cure a default under this provision at any time prior to five (5) business days after written notice of such default is given by Landlord exercising its remedies as to such default under this Lease; provided, however, Tenant shall not be entitled to more than two (2) notices of a delinquency in payment during any calendar year and, if thereafter during such calendar year any rent or other amounts owing hereunder are not paid when due, an Event of Default shall be deemed to have occurred immediately even though no notice thereof is given;

               (2) Tenant shall abandon the Premises;

               (3) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions set forth in Paragraph 13;

               (4) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

               (5) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

               (6) The filing of any petition or the commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment;

               (7) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature;


               (8) The admission in writing by Tenant, or any partner of Tenant if Tenant is a partnership, that he is unable to pay his debts as they mature or he is generally not paying his debts as they mature;

               (9) [Intentionally Deleted]

               (10) Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant's part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion; provided, however, if Tenant fails to perform any of the other agreements, covenants or conditions hereof repeatedly during the term of this Lease, Tenant shall no longer have the opportunity to cure any subsequent failure and an Event of Default shall be deemed to have occurred immediately upon such failure.

         B. Remedies of Landlord. If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter, either:

               (1) (a) Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its uncontrolled discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting but Landlord shall use reasonable efforts to mitigate damages caused by Tenants' default, but Landlord shall have the right to Lease other vacant space in the Building Complex in preference to leasing the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

               (b) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of

Landlord's expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

               (2) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the "Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

         C. Cumulative Remedies. Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys' fees incurred by such prevailing party in connection with such action.

         D. No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition.

No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

         E. Bankruptcy. Nothing contained in this Paragraph 19 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph. Notwithstanding anything contained in this Paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         F. Late Payment Charge. Any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate of three percentage points over the Prime Rate then being charged by Wells Fargo Bank, N.A., or its successor, to its most credit-worthy customers on an unsecured basis for short term loans (the "Prime Rate") or the highest rate permitted by applicable usury law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within five (5) days after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

         G. Waiver of Jury Trial. Tenant and Landlord hereby waive (to the extent allowed by law) any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.

20. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a Mortgage and/or Trust Deed affecting all or any portion of the Building Complex ("Mortgagees"), as hereafter provided. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

21. SUBORDINATION AND ATTORNMENT. (SEE PARAGRAPH 4 OF RIDER TO LEASE)


         A. This Lease, at Landlord's option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building Complex, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.

         B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

         C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

         D. Tenant hereby agrees to attorn to all successor owners of the Building Complex, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

22. REMOVAL OF TENANT'S PROPERTY.

         A. All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property.

         B. [Intentionally Deleted]

23. HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by Tenant immediately prior to such expiration or the Current Market Rental Rate for the Premises, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon ten (10) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability pursuant to Paragraph 16 and any holdover without Landlord's consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Paragraph 19 above, including, without limitation, its right to recover consequential damages resulting from said holdover.

24. PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord's rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise; shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

25. STATEMENT OF PERFORMANCE. Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Building Complex. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

26. MISCELLANEOUS.

         A. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building Complex at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

         B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         C. The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building.

         D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligation set forth herein (except as expressly set forth herein); provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in Paragraph 20 above.





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



         E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         F. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

         G. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

         H. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

         I. If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

         J. No act or thing done by Landlord or Landlord's agents during the term hereof, including, but not limited to, any agreement to accept surrender of the premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

         K. Landlord shall have the right at any time to change the name of the Building, to increase the size of the Building Complex by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building Complex or to change the location and/or character of or to make alterations of or additions to the Building Complex. In the event any such additional buildings are constructed or Landlord increases the size of the Building Complex, Landlord and Tenant shall execute an Amendment to Lease which incorporates such modifications, additions, and adjustments to Tenant's Pro Rata Share, if necessary. Tenant shall not use the Building's name for any purpose other than as a part of its' business address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

         L. Tenant covenants and agrees that no diminution of light, air, or view of or from the Building or any other building (whether or not constructed or owned by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

         M. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to Landlord's interest in the Building Complex.

         N. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements; or warranties by Landlord, its agents or employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing





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


and executed by the parties hereto in the same manner as the execution of this Lease.

         O. Tenant agrees to make such modification and amendments of this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications or amendments will not increase Tenant's obligations hereunder or materially alter its rights as set forth herein.

         P. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

21. AUTHORITIES FOR ACTION AND NOTICE.

         A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord's Building Manager or any other person who shall from time to time be designated in writing.

         B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Landlord (or a partner of Landlord if Landlord is a partnership or to Landlord individually if Landlord is a sole proprietor) or manager of Landlord whose principal office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at Landlord's principal office in the Building or at the most recent address of which Landlord has notified Tenant in writing. All notices, demands, statements or communications required to be given to Tenant hereunder shall be in writing and shall be deemed duly served when delivered personally to any officer of Tenant (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's principal office address. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.

28. RULES AND REGULATIONS. It is further agreed that the rules and regulations set forth on Exhibit D attached hereto shall be and are hereby made a part of this Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said rules and regulations. A breach of any of such rules or regulations shall be deemed an Event of Default under this Lease and Landlord shall have all remedies as set forth in Paragraph 19 hereof.

29. PARKING. Landlord agrees to make available to Tenant one (1) in and out non-assigned parking space per one thousand (1,000) rentable square feet of the Premises in the parking facilities (parking lot or parking structure) located on block 159 or 1801 California block, made available by Landlord for use by tenants in the Building, in Denver, Colorado, at the current rate charged for such spaces from time to time (which rate is currently $130.00 per month per non-assigned space, $160.00 to $185.00 per month per reserved space and $120.00 per month per space for the adjacent surface lot), and Tenant shall pay the going monthly building rate for all such spaces it elects to lease. Tenant shall notify Landlord in writing prior to the commencement date of the Primary Lease Term of Tenant's acceptance of all or any portion of the spaces so offered, and Landlord agrees to make the same available to Tenant within thirty (30) days following the commencement date of the Primary Lease Term. The number of parking spaces which Tenant elects to lease pursuant to the terms of this Paragraph shall be evidenced on the Commencement Certificate attached hereto as Exhibit C to be signed by Landlord and Tenant. In the event Tenant does not elect prior to the Primary Lease Term to lease all parking spaces to which Tenant is entitled, Tenant may thereafter at any time during the Lease Term elect to lease such spaces on the terms set forth above upon 45 days' prior written notice to Landlord. Tenant shall receive one bill monthly for all spaces leased by it hereunder and Tenant shall pay for all spaces in one lump payment directly to Landlord. The right granted to Tenant herein to use said parking spaces shall be deemed a license only and Landlord's in ability to make such spaces available at any time during the term of the Lease for reasons beyond Landlord's reasonable control shall not be deemed a material breach by Landlord of any of its obligations under the Lease. The abatement of Tenant's obligation to pay for such spaces during any period the same are unavailable shall constitute Tenant's sole remedy in the event of such unavailability. If at any time during the term hereof Tenant fails to timely make payment of parking rental due hereunder, Tenant shall forfeit its rights to all parking spaces granted hereunder. Tenant may license additional parking spaces on a month-to-month, as-available basis ("Month-to-Month Spaces"). Tenant acknowledges that Landlord has the right to terminate Tenant's use of all or any of such Month-to-Month Spaces upon 10 days' notice to Tenant.

30. SUBSTITUTE PREMISES. [INTENTIONALLY DELETED]

31. BROKERAGE. Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction except Cushman & Wakefield of Colorado, Inc., a Colorado corporation ("Cushman"), which has acted as Landlord's leasing agent and CB Richard Ellis Inc. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant. Tenant acknowledges that Landlord shall not be liable for any representations by Cushman or CB Ricard Ellis Inc. regarding the Premises, Building, or this lease transaction.

32. ERISA. Tenant represents as follows:

         A. Neither Tenant nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14, 49 Fed.Reg. 9494 (1984), as amended ("PTE 84-14")) has, or during the immediately preceding year has, exercised authority to:

               (1) appoint or terminate the Prudential Insurance Company of America or Prudential Real Estate Investors ("Prudential") as investment manager over assets of any employee benefit plan invested in Landlord; or

               (2) negotiate the terms of a management agreement with Prudential on behalf of any such plan;

         B. Tenant is not a "related party" of Prudential (as defined in Part V(h) of PTE 84-14);

         C. Tenant has negotiated and determined the terms of this Lease at arm's length, as such terms would be negotiated and determined by Tenant with unrelated parties; and

         D. Tenant is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" as defined in Section 4965 (e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") or any entity deemed to hold "plan assets" within the meaning of 29 C.P.R. Section 2510.3-101 of any such employee benefit plan or plan.

33, TIME OF ESSENCE. Time is of the essence herein.



         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the dates below their respective signatures. This Lease shall be deemed effective upon delivery of a fully executed copy hereof to Tenant by Landlord. Landlord and Tenant, by execution hereof, agree that the day and year first above written shall be used for reference purposes only and shall not be deemed the effective date hereof.




EXACTIS.COM, INC., a Delaware               THE PRUDENTIAL INSURANCE COMPANY OF
corporation                                 AMERICA, a New Jersey corporation


                                            By Cushman & Wakefield of Colorado,
By:   /s/ E. Thomas Detmer Jr.              Inc., a Colorado corporation,
  ----------------------------              Authorized Agent
Title:  President & CEO
      ------------------------
Date:        1/19/00
     ------------------------
            "Tenant"

                                            By: /s/ Illegible
                                               --------------------------------
                                                Director
                                            Date:        1/19/00
                                                -------------------------------
                                                        "Landlord"















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